Exhibit 5.1

November 25, 2008

Winthrop Realty Trust
7 Bulfinch Place
Suite 500
Boston, MA 02114

Ladies and Gentlemen:

Solely for the purpose of this opinion letter, the undersigned has acted as Ohio counsel to Winthrop Realty Trust (formerly known as First Union Real Estate Equity and Mortgage Investments) (the “Trust”).  This opinion letter (the “Opinion”) is furnished to you in connection with a Registration Statement on Form S-3 of the Trust to be filed on or about November 26, 2008 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the offering by the Trust from time to time of up to $450,000,000.00 aggregate offering price of: (i) common shares of beneficial interest, par value $1.00 per share (the “Common Shares”), (ii) rights to purchase Common Shares (the “Rights”); (iii) preferred shares (the “Preferred Shares”), including Preferred Shares that are convertible into Common Shares; and (iv) debt securities (the “Debt Securities”), including Debt Securities that are convertible into Common Shares and/or Preferred Shares. The Debt Securities, the Common Shares, the Rights and the Preferred Shares are collectively referred to as the “Securities.” The Registration Statement provides that the Securities may be offered separately or together, in separate classes or series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement.

We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a)  The Amended and Restated Declaration of Trust of the Trust dated as of March 6, 2001, together with all amendments thereto as of November 25, 2008.

(b)  The By-Laws of the Trust as amended through November 25, 2008.

(c)  The Registration Statement filed on or about November 26, 2008.

(d)  The Amended and Restated Certificate of Designations of the Trust relating to the Series B-1 Cumulative Convertible Redeemable Shares of Beneficial Interest, dated as of February 28, 2005, as amended June 20, 2008, as further amended by Amendment No. 1 to Certificate of Designations of Series B-1 Cumulative Convertible Redeemable Shares of Beneficial Interest, dated November 12, 2007.

(e)  The resolutions of the Board of Trustees of the Trust dated as of November 11, 2008, relating to the authorization of the Registration Statement and pricing of the Securities.

(f)  Certificate of Full Force and Effect for the Trust, dated as of November 24, 2008, issued by the Secretary of State of Ohio.

(g)  Certificate from an officer of the Trust, dated as of November 25, 2008, as to certain factual matters.

(h)  Such other documents as we have deemed material to the opinion set forth below.

Based upon such review, we are of the opinion that:

(1)  The Trust is a real estate investment trust organized and validly existing under the laws of the State of Ohio.

 (2)  The Securities to be issued by the Trust pursuant to the Registration Statement have been duly authorized.

(3) The Securities to be issued by the Trust pursuant to the Registration Statement when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of Ohio and express no opinion as to any laws other than the laws of the State of Ohio as they exist on the date of this Opinion. We bring your attention to that fact that our legal opinions are an expression of professional judgment and are not a guaranty of result.

We hereby consent to the filing of this Opinion with the Commission as Exhibit 5 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Hahn Loeser & Parks LLP
HAHN LOESER & PARKS LLP